UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2016
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SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On November 3, 2016, Sabre Corporation (“Sabre”) announced that its Board of Directors has approved a share repurchase program authorizing Sabre to purchase up to an aggregate of $100 million of shares of Sabre’s common stock. The program will expire on December 31, 2016. Repurchases under the program may take place in the open market or privately negotiated transactions, including but not limited to accelerated share repurchase transactions, derivative transactions and under Rule 10b5-1 plans. A copy of a news release announcing the share repurchase program is attached as Exhibit 99.1.

In addition, Sabre announced that the subcommittee of its Board of Directors formed to coordinate the search process has identified candidates for the position of President and Chief Executive Officer of Sabre and that an announcement regarding the appointment of a President and Chief Executive Officer of Sabre is anticipated to be made by early December, 2016. There can be no assurance, however, that any such announcement will occur by this timeframe.
Forward-Looking Statements

Any statements herein regarding Sabre that are not historical or current facts are forward-looking statements. These forward-looking statements convey Sabre’s current expectations or forecasts of future events. Forward-looking statements regarding Sabre involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of Sabre’s quarterly report on Form 10-Q for the period ended September 30, 2016, its annual report on Form 10-K for the year ended December 31, 2015, and any of Sabre’s other applicable filings with the Securities and Exchange Commission. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 3, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: November 3, 2016	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 3, 2016.